SUB-ITEM 77I: Terms of new or amended securities.

(b) The response to sub-item 77I(b) with respect to the Absolute Return Portfolio shares and Total Market Long/Short Portfolio shares is incorporated by reference herein to Registrant’s Post-Effective Amendment No. 43, filed with the Commission on September 28, 2006 (“PEA No. 43”).